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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 6 to the Registration Statement (Form S-3 No. 333-6397) and related Prospectus of Urohealth Systems, Inc. for the registration of 8,728,020 shares of its common stock and to the incorporation by reference therein of our reports dated August 8, 1996, except for Note K as to which the date is August 14, 1996, with respect to the consolidated financial statements of Richard-Allan Medical Industries, Inc. included in the Urohealth Systems, Inc. Registration Statement on Form S-4 (No. 333-26503), filed with the Securities and Exchange Commission.


                                          /s/      ERNST & YOUNG LLP

Kalamazoo, Michigan

September 9, 1997